EXHIBIT 5
MIRKIN & WOOLF, P.A.
ATTORNEYS AT LAW                                 SOUTH TRUST CENTER - SUITE 580
                                                     1700 PALM BEACH LAKES BLVD.
November 5, 1997                                 WEST PALM BEACH, FLORIDA  33401

                                                              PHONE 561-687-4460
                                                              FAX   561-687-3447
                                                 E-MAIL: bizlaw@mirkinwoolf.com
Medical Industries of America, Inc.
1903 S. Congress Ave.  #400
Boynton Beach, FL  33426

RE:   MEDICAL INDUSTRIES OF AMERICA, INC. (THE "COMPANY")
      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have represented the Company as special securities counsel from time to time. You have requested our opinion with respect to the shares (the "Shares") of the Company's common stock, no par value, included in the Company's registration statement on Form S-8 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission contemporaneously herewith pursuant to the Securities Act of 1933, as amended.

Our opinion has been prepared and is to be construed in accor- dance with the Report on Standards for Florida Opinions dated April 8, 1991 by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into our opinion.

We have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed herein.

In rendering the following opinion, we have made no assumptions other than those set forth in the Report and in this opinion. We do not express any opinion concerning any law other than the law of Florida and the federal law of the United States.

Based on, and subject to the foregoing, we are of the opinion that the Shares included in the Registration Statement, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement.

Very truly yours,
/s/Marc Woolf
MIRKIN & WOOLF, P.A.